       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2000

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         RELIANCE GROUP HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                      13-3082071
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                               PARK AVENUE PLAZA
                              56 EAST 52ND STREET
                            NEW YORK, NEW YORK 10055
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                         RELIANCE GROUP HOLDINGS, INC.
                           2000 RESTRICTED STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                              PAUL W. ZELLER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         RELIANCE GROUP HOLDINGS, INC.
                               PARK AVENUE PLAZA
                              55 EAST 52ND STREET
                            NEW YORK, NEW YORK 10055
                                 (212) 909-1100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED              PROPOSED
          TITLE OF SECURITIES             AMOUNT TO BE      MAXIMUM OFFERING    MAXIMUM AGGREGATE       AMOUNT OF
           TO BE REGISTERED                REGISTERED       PRICE PER SHARE      OFFERING PRICE      REGISTRATION FEE
Common stock, par value $0.10 per
share..................................   15,000,000.00(1)      $2.00(2)        $30,000,000.00(2)        $7,920.00

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Restricted Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by Reliance Group Holdings, Inc. (the "Company") which results in an increase in the number of the outstanding shares of the Company's Common Stock.

(2) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on June 2, 2000.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000, and the Company's Amended Annual Report on Form 10-K/A filed with the Commission on May 1, 2000;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000;

          (c) The Company's Current Report on Form 8-K dated January 21, 2000, filed with the Commission on January 26, 2000;

          (d) The Company's Current Report on Form 8-K dated February 28, 2000, filed with the Commission on March 6, 2000;

          (e) The description of the Company's Common Stock which is contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock being registered hereby has been passed upon by Paul W. Zeller, Esq., Senior Vice President and General Counsel of the Company. Mr. Zeller owns 2,985 shares of Common Stock and options to purchase an additional 393,000 shares of Common Stock under the Reliance Group Holdings, Inc. Stock Option Plans (73,000 of which options were exercisable as of June 1, 2000). Mr. Zeller participates in the Reliance Insurance Company Savings Incentive Plan and, as of May,2000, had a vested interest in approximately 14,350 shares of Common Stock under such plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware permits a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     The Certificate of Incorporation and By-Laws of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Such provision does not eliminate the liability of a director for any act or omission occurring prior to July 22, 1986.

     Article VIII of the By-laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by law, as now in effect or later amended. The By-laws of the Company also provide that by action of the Board of Directors, notwithstanding any interest of the directors in such action, the Company may purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such a person against such liability under applicable law.

     Without in any way limiting the generality of Article VIII of the By-laws of the Company, such Article VIII specifically provides that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Company as authorized in Section 145 of the General Corporation Law of Delaware.

     The Company has entered into agreements with its directors and certain of its officers whereby the Company shall indemnify such persons for all damages, judgments, settlements and costs, costs of investigation and costs of defense of legal actions (other than fines or other obligations which the Company is prohibited by applicable law from paying for any reason) because of any claim or claims made against such persons of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement committed or suffered while acting in the capacity and solely because of such capacity as officer and/or director.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   ------------
   4       --   Reliance Group Holdings, Inc. 2000 Restricted Stock Plan.

   5       --   Opinion of Paul W. Zeller, Esq. as to the legality of the securities being registered.

  23.1     --   Consent of Deloitte & Touche LLP.

  23.2     --   Consent of Paul W. Zeller, Esq. (included in Exhibit 5).

  24       --   Power of Attorney executed by certain officers and directors of the Company (included at Page II-5).

ITEM 9. UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 1ST DAY OF JUNE, 2000.

                                          RELIANCE GROUP HOLDINGS, INC.

                                          By: /s/ George R. Baker
                                              ----------------------------------
                                                       George R. Baker
                                               President and Chief Executive
                                                         Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Baker, George E. Bello and Howard E. Steinberg, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the registrant for sale, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                         TITLE                              DATE
------------------------------------------  -------------------------------------------------   --------------
         /s/ George R. Baker                Principal Executive Officer and Director              June 1, 2000
------------------------------------------
             George R. Baker

         /s/ George E. Bello                Principal Accounting Officer and Director             June 1, 2000
------------------------------------------
             George E. Bello

        /s/ Lowell C. Freiberg              Principal Financial Officer and Director              June 1, 2000
------------------------------------------
            Lowell C. Freiberg

        /s/ Saul P. Steinberg               Chairman of the Board of Directors                    June 1, 2000
------------------------------------------
            Saul P. Steinberg

        /s/ Thomas P. Gerrity               Director                                              June 1, 2000
------------------------------------------
            Thomas P. Gerrity

      /s/ Jewell Jackson McCabe             Director                                              June 1, 2000
------------------------------------------
          Jewell Jackson McCabe

                                            Director                                              June 1, 2000
------------------------------------------
             Irving Schneider

                SIGNATURE                                         TITLE                              DATE
------------------------------------------  -------------------------------------------------   --------------

                                            Director                                              June 1, 2000
------------------------------------------
           Bernard L. Schwartz

          /s/ Richard E. Snyder             Director                                              June 1, 2000
------------------------------------------
            Richard E. Snyder

         /s/ Bruce E. Spivey                Director                                              June 1, 2000
------------------------------------------
             Bruce E. Spivey

       /s/ Howard E. Steinberg              Director                                              June 1, 2000
------------------------------------------
           Howard E. Steinberg

                                            Director                                              June 1, 2000
------------------------------------------
           Robert M. Steinberg

                                            Director                                              June 1, 2000
------------------------------------------
            James E. Yacobucci

                                 EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION                                                                                    PAGE
-----------   --------------------------------------------------------------------------------------------   ----
     4        --  Reliance Group Holdings, Inc. 2000 Restricted Stock Plan.
     5        --  Opinion of Paul W. Zeller, Esq. as to the legality of the securities being registered.
    23.1      --  Consent of Deloitte & Touche LLP.
    23.2      --  Consent of Paul W. Zeller, Esq. (included in Exhibit 5).
    24        --  Power of Attorney executed by certain officers and directors of the Company (included at
                  Page II-5).